EXHIBIT 10.1

SETTLEMENT AGREEMENT

This Settlement Agreement (the “Settlement Agreement”) is entered into as of the 13th day of August, 2026 (the “Closing Date”), by and among plaintiff Puritan Partners LLC (“Puritan” or “Plaintiff’), on the one hand, and defendant Carmell Regen Med Corporation (f/k/a Carmell Therapeutics Corporation), a Delaware corporation (“Carmell Regen”), and defendant Longevity Health Holdings, Inc., a Delaware corporation (f/k/a Carmell Corporation, Carmell Therapeutics Corporation and Alpha Healthcare Acquisition Corp. III) (“Parent”, together with Carmell Regen, are collectively referred to as “Longevity” or the “Company”), on the other hand, with reference to the following Recitals. Puritan and Longevity are each individually referred to herein as a “Party,” and collectively referred to herein as the “Parties.”

RECITALS

WHEREAS, on or about November 8, 2023, Puritan commenced a civil action against Longevity by filing a summons and complaint (the “Complaint”) in the Supreme Court of the State of New York, County of New York entitled Puritan Partners LLC v. Carmell Regen Med Corporation (f/k/a Carmell Therapeutics Corporation), a Delaware corporation , and Longevity Health Holdings, Inc., a Delaware corporation (f/k/a Carmell Corporation, Carmell Therapeutics Corporation and Alpha Healthcare Acquisition Corp. III , Index No. 655566/2023 (the “Action”), asserting causes of action for declaratory judgement, breach of contract, conversion, foreclosure, replevin, and indemnification, alleging, inter alia, that: Longevity breached its obligations to Puritan pursuant to, among other things, a Securities Purchase Agreement dated January 19, 2022 between Carmell Regen, and Puritan (“SPA”), an accompanying 10% Original Issue Discount Senior Secured Convertible Note due January 19, 2023 (“Note”), and an accompanying Warrant to purchase 1,885,796 shares of common stock of Carmell Regen until January 19, 2027 (“Warrant”) (collectively, including any amendment or other document entered into in connection therewith, the “Transaction Documents”).

WHEREAS, the Parties desire to resolve and settle all disputes and potential claims which exist or may exist among them, including without limitation those claims asserted in the Action; and

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties do hereby agree as follows:

1)	Adoption of Recitals. The aforementioned Recitals contain material terms and are adopted and incorporated herein.

2)

Existing Note. The Company acknowledges that the full outstanding balance under the Note (the “Existing Note”), as of the date hereof, is $1,250,000. The Company shall assume the obligations of Carmell Regen under the Existing Note pursuant to the Debt Assignment and Assumption Agreement substantially in the form of Exhibit L hereto and subsequently exchange the Existing Note for a new Senior Secured Convertible Note of the Company in the principal amount of $1,250,000, substantially in the form of Exhibit A hereto (as amended, modified or amended, restated and exchanged are hereinafter referred to as the “Initial Note”), issued to Puritan on the date hereof in a transaction exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the Securities Act”).

3)    Exchange of Warrant for Additional Note. Parent shall issue to Puritan a new Senior Secured Convertible Note in the principal amount of $1,100,000, substantially in the form of Exhibit B hereto (the “Additional Note”) in exchange for the Warrant in a transaction exempt from registration pursuant to Section 3(a)(9) of the Securities Act.

a)	The Additional Note in the form of Exhibit B hereto contains the same terms and conditions as the Initial Note, including the modifications/amendments described in Section 4 below.

b)

 In conjunction with issuing the Initial Note and the Additional Note (collectively the “Notes”) to Puritan, the Parties shall also enter into an Amended and Restated Security Agreement, substantially in the form of Exhibit C hereto (the “Security Agreement”), a Securities Purchase Agreement, substantially in the form of Exhibit D hereto (the “Securities Purchase Agreement”), an Affidavit of Confession substantially in the form of Exhibit E hereto (the “Affidavit of Confession”), Irrevocable Transfer Agent Instructions, substantially in the form of Exhibit F (the Transfer Agent Instructions”), a Subsidiary Guarantee substantially in the form of Exhibit G hereto (the “Subsidiary Guarantee”), an IP Security Agreement substantially in the form of Exhibit H hereto (the “IP Security Agreement”), the Lock-Up Agreements substantially in the form of Exhibit I hereto (the “Lock-Up Agreements”), the Officers’ Certificate substantially in the form of Exhibit J hereto, , and the Debt Assignment and Assumption Agreement substantially in the form of Exhibit K hereto; and Stock Powers with respect to the common stock of the Subsidiary Guarantors, substantially in the form of Exhibit L hereto. The foregoing documents and this Agreement shall collectively be referred to as the “Settlement Documents.”

4)	Additional Terms. The Notes shall reflect the following agreed upon terms:

a)

The initial conversion price of the Notes shall be fixed at $0.50 per share (the “Conversion Price”). In addition, the Notes shall contain an Alternative Conversion Price (as defined below), at Puritan’s election, in the event that the closing trade price of the common stock as reflected on the Company’s principal trading market is less than the conversion price on the conversion date. The Alternative Conversion Price shall be equal to 80% of the average closing trade prices of the Company’s common stock during the five (5) trading days immediately preceding the applicable conversion date.

b)	The Notes shall have a maturity date 18 months from the Closing Date. Such maturity date may be extended upon the mutual agreement of the parties.

c)

The Company shall be required to offer to prepay the Notes with 25% of the gross proceeds received by the Company or its subsidiaries upon the sale of any debt or equity securities of the Company or its subsidiaries, other than proceeds, if any, from the Notes or proceeds from other securities, if any, issued to Puritan or its affiliates.

d)

The negative covenants shall be revised such that, without the written consent of Puritan, the Company and its subsidiaries shall not be permitted to make any payments on account of the Company’s historical payables set forth in the “Payables Analysis” attached as Schedule 4(a) hereto, which the Company represents is all such historical payables and accrued expenses, excluding payments satisfactory to Puritan to current vendors as set forth in Schedule 4(b) attached hereto, which shall be evidenced by a written approval of Puritan. In addition, the Company and its subsidiaries shall not without the written consent of Puritan be able to repay indebtedness or make payments to affiliates of the Company, other than (i) reasonable and customary compensation, bonuses, benefits, and expense reimbursements paid in the ordinary course of business satisfactory to Puritan, and (ii) to the extent satisfactory to Puritan as evidenced by its written consent, payments to Rajiv Shukla pursuant to the Separation Agreement or otherwise.

e)

In the event the Company or any of its subsidiaries, in one transaction or a series of transactions, receives gross proceeds of at least $4 million from the issuance of securities, other than proceeds, if any, from the Notes or proceeds from securities, if any, issued to Puritan or its affiliates, the Company may make payments satisfactory to Puritan which shall be evidenced by a written approval of Puritan, in the amounts up to the amounts detailed on Schedule 4(a) or to Rajiv Shukla pursuant to the Separation Agreement or otherwise.

f)

Modifications satisfactory to Puritan shall be made to the usury provisions of the Notes. The Company acknowledges that it has had the opportunity to review the terms of the Notes and has determined that such Notes do not violate any applicable usury laws. Section 2(c) of the Existing Note is modified to reflect an interest rate of 15% per annum or the maximum rate permitted by applicable law, if lower.

g)

The Company shall not be required to obtain the consent of Puritan in connection with any Strategic Transaction. For purposes of this provision, “Strategic Transaction” means any merger, consolidation, business combination, reverse merger, acquisition, disposition, sale of assets, sale of equity or debt securities, recapitalization, restructuring, financing, refinancing, uplisting transaction, change-of-control transaction, strategic investment, joint venture, licensing transaction, or other transaction approved by the Company’s Board of Directors. The foregoing shall be subject to certain restrictions in the Notes, including without limitation, restrictions on financing transactions and on transactions with affiliates and shall not be deemed to override any other provisions in this Agreement or the other Settlement Documents

5)	Cancellation of Warrant. Upon issuance of the Additional Note, the Warrant shall be deemed canceled and terminated in its entirety.

6)

Share Reserve; Authorized Share Increase. The Company shall establish and maintain at all times a reserve of authorized but unissued shares of Common Stock sufficient to cover no less than four (4) times the maximum number of shares of Common Stock that may be issued upon conversion of the Notes (assuming no Event of Default (as defined in the applicable Note)) including interest thereon to the maturity date on the Notes. The Company shall take all actions necessary to ensure that there are sufficient authorized shares available to maintain such reserve.

7)

Collateral. The Notes shall be senior secured obligations of the Company secured by a first lien on all of the assets (including intellectual property and all insurance recoveries but excluding the lien on gross unearned premiums on the insurance policies identified on Schedule 8 attached hereto) of the Company and all of its subsidiaries (other than Elevai Skincare, Inc.) , including without limitation, Carmell Regen, and Carmell Cosmetics Corporation, each of which is a Delaware corporation. The Notes shall be guaranteed by all of the subsidiaries of the Company on a senior secured first lien basis. The Company will pledge all of the shares of common stock of its subsidiaries to secure the Notes. Each of the existing documents entered into between such parties and Puritan shall be amended and restated, or otherwise modified to the extent necessary to evidence the foregoing.

8)

Registration Rights. The Company shall promptly prepare and file a registration statement within 30 days of the Closing Date covering a multiple of the number of shares of common stock issuable upon conversion of the Notes agreed to by Puritan and the Company. The Company shall use its best efforts to cause such registration statement to be declared effective as soon as practicable and to maintain its effectiveness for so long as Puritan holds any registrable securities.

9)

Legend Removal. Provided that the holding period of each of the Notes is more than six (6) months and such other requirements of Rule 144 have been satisfied or that there is an effective resale registration statement covering such shares, the Company shall promptly provide all legal opinions, issuer representation letters, transfer agent instructions, board resolutions, officer certificates, and any other documentation reasonably requested by Puritan or its counsel to facilitate the removal of restrictive legends on, and the sale of, any shares issuable upon conversion of the Notes pursuant to Rule 144 or any effective registration statement covering the resale of such shares; provided, however, that, if Puritan is then an “affiliate” (as such term is used in Rule 144) of the Company, Puritan shall otherwise comply with the limitations and requirements as are applicable to such an affiliate under applicable securities laws. The Company acknowledges that, as of immediately prior to the Closing Date, Puritan is not currently an “affiliate” of the Company and that its counsel will provide such opinion to the Transfer Agent in order to facilitate the removal of the restricted legends on any shares issuable upon conversion of the Notes.

10)

Litigation Dismissal. Within three (3) business days following the execution of this Settlement Agreement and the other Settlement Documents, the Parties shall file a stipulation dismissing the Litigation without prejudice.

11)	Representations and Warranties of Puritan. Puritan hereby represents and warrants the Company as follows:

a)

Organization; Authority. Puritan is an entity duly formed, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Settlement Agreement and the Settlement Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Settlement Agreement and the Settlement Documents and the performance by Puritan of the transactions contemplated by this Settlement Agreement and the Settlement Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of Puritan.

b)

This Settlement Agreement and the Settlement Documents to which it is a party has been duly executed by Puritan, and when delivered by Puritan in accordance with the terms hereof, and thereof will constitute the valid and legally binding obligation of Puritan, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

12)	Representations and Warranties of the Company: The Company represents and warrants to Puritan as follows:

a)

The Company and each of its subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any subsidiary is in violation of nor in default under any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.

b)

The Company and its subsidiaries each have the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Settlement Agreement and the Settlement Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Settlement Agreement and the Settlement Documents by the Company and its subsidiaries and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and its subsidiaries and no further action is required by the Company or its subsidiaries, the Board of Directors of the Company or its subsidiaries or the Company’s or its subsidiaries stockholders in connection herewith and therewith.

c)

Each of this Settlement Agreement and the Settlement Documents has been duly executed by the Company and its subsidiaries, and when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company and its subsidiaries enforceable against the Company and its subsidiaries in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

d)

The execution, delivery and performance by the Company and its subsidiaries of this Settlement Agreement and the Settlement Documents, the issuance and sale of the Notes, and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a subsidiary is bound or affected.

e)

The Notes and the underlying shares of common stock are duly authorized and, when issued and paid for in accordance herewith, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens.

13)	Mutual Releases.

a)

Puritan and each of its heirs, executors, administrators, trustees, beneficiaries, assignors, assignees, members, predecessors, successors, affiliates, officers, directors, representatives, employees, associated persons, agents, contractors, stockholders, and attorneys, and all persons acting by, through and under each of them (the “Puritan Parties”), individually and collectively, hereby forever release and discharge the Longevity Parties (as defined below) individually and collectively, from any and all liability, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, counterclaims and demands whatsoever, in law, admiralty or equity, which the Puritan Parties, individually or collectively, ever had, now have or hereafter can, shall or may have against the Longevity Parties by reason of any matter, cause or thing whatsoever from the beginning of time to the date hereof, relating to (a) Longevity, (b) the matters that were, or could have been, raised, whether known or unknown, in the Action and/or (c) the Transaction Documents(except to the extent they have been amended and restated and constitute Settlement Documents). For the avoidance of doubt, the Parties agree that nothing contained herein shall be deemed to effect a release or waiver of any obligation undertaken in this Settlement Agreement or the Settlement Documents.

b)

Longevity and each of their heirs, executors, administrators, trustees, beneficiaries, assignors, assignees, members, predecessors, successors, affiliates, officers, directors, representatives, employees, associated persons, agents, contractors, stockholders, and attorneys, and all persons acting by, through and under each of them (the “Longevity Parties”), individually and collectively, hereby forever release and discharge the Puritan Parties individually and collectively, from any and all liability, causes of action, suits, debts, dues, sums of money , accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, counterclaims and demands whatsoever, in law, admiralty or equity, which the Longevity Parties, individually or collectively, ever had, now have or hereafter can, shall or may have against the Puritan Parties by reason of any matter, cause or thing whatsoever from the beginning of time to the date hereof, relating to (a) Longevity, (b) the matters that were, or could have been, raised, whether known or unknown, in the action in the Action and/or (c) the Transaction Documents (except to the extent they have been amended and restated and constitute Settlement Documents). For the avoidance of doubt, the Parties agree that nothing contained herein shall be deemed to effect a release or waiver of any obligation undertaken in this Settlement Agreement or the Settlement Documents.

14)

Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York, N.Y. time) on a Business Day, (b) the next Business Day after the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York, N.Y. time) on any Business Day, or (c) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

15)

Execution in Counterparts. This Settlement Agreement may be executed in counterparts, facsimile and/or PDF copies shall be deemed to be originals, and counterparts together constitute one and the same instrument.

16)

Further Documents. The Parties agree to execute such other and further documents as may be reasonably required to effect and complete the purpose of this Settlement Agreement and the Settlement Documents.

17)

No Admission of Wrongdoing; Execution of Agreement. The execution of this Settlement Agreement and the Settlement Documents shall not constitute, nor is it in any way, an admission by any of the Parties of any liability or wrongdoing of any type, kind or nature.

18)

Reliance on Representations; Drafting of Documents. The Parties represent and acknowledge that in executing this Settlement Agreement and the Settlement Documents, they do not rely, and have not relied, upon any representation or statement not set forth in this Settlement Agreement and the Settlement Documents with regard to the subject matter, basis, or effect of this Settlement Agreement or the Settlement Documents or otherwise. All Parties cooperated in the drafting and preparation of this Settlement Agreement and the Settlement Documents with advice of counsel. This Settlement Agreement and the Settlement Documents shall not be construed against any Party on the ground that it was the drafter of this Settlement Agreement or the Settlement Documents or on any other grounds. The Parties affirm that they are competent to execute this Settlement Agreement and the Settlement Documents, that their execution of this Settlement Agreement and the Settlement Documents has not been obtained by duress, and that this Settlement Agreement and the Settlement Documents are the product of reasonable and good faith negotiations. The Parties further acknowledge that they are represented by counsel of their choice, that they have carefully reviewed the provisions of this Settlement Agreement and the Settlement Documents with their counsel and that they understand them and voluntarily accept them as binding. Any ambiguities or uncertainties in this Settlement Agreement and the Settlement Documents shall be equally and fairly interpreted and construed without reference to the identity or the Parties or Parties preparing this Settlement Agreement or the Settlement Documents or any document referred to in this Settlement Agreement or the Settlement Documents, on the understanding that the Parties participated equally in the negotiation and preparation of this Settlement Agreement and the Settlement Documents and the documents referred to in this Settlement Agreement and the Settlement Documents, or have had the opportunity to do so.

19)

Successors and Assigns. This Settlement Agreement shall be binding upon and inure to the benefit of the Parties and any of their respective heirs, administrators, executors, legal or personal representatives, parents, subsidiaries, affiliates, predecessors, successors, assigns, officers, directors, employees, stockholders, attorneys and insurers.

20)

Legal Fees and Expenses. Each of the Parties shall each bear its own costs and attorneys’ fees incurred in connection with this Action, including but not limited to the negotiation, review and finalization of this Settlement Agreement and the Settlement Documents.

21)

Authority to Execute. Each individual executing this Settlement Agreement and the Settlement Documents on behalf of any Party expressly represents and warrants that he/she has authority to execute and thereby bind the Party on behalf of which he/she executes this Settlement Agreement and the Settlement Documents to the terms of this Settlement Agreement and the Settlement Documents and agrees to indemnify and hold harmless each other Party against any claim for which such authority did not exist.

22)

Entire Agreement. This Settlement Agreement and the Settlement Documents are the sole, integrated and entire agreement of the Parties with respect to the subject matter hereof, and supersede any and all prior and contemporaneous agreements, negotiations, commitments, understandings and discussions between the Parties with respect to the subject matters covered herein. No covenants, representations or undertakings not specifically contained in this Settlement Agreement and the Settlement Documents, whether oral or written, shall be deemed to exist or to bind any of the Parties to this Settlement Agreement or the Settlement Documents. The Parties acknowledge that they are not relying upon any representations or warranties other than those expressly made in this Settlement Agreement and the Settlement Documents.

23)

Amendments, etc. This Settlement Agreement, or any provision hereof or thereof, may not be altered, amended, modified or waived except by a writing executed by all of the Parties. The waiver of any one provision of this Settlement Agreement shall not be deemed to be a waiver of any other provision of this Settlement Agreement.

24)

Governing Law. It is the express intention of the Parties that this Settlement Agreement and any questions concerning its validity, construction or performance shall be governed by the laws of the State of New York, without regard to any state’s choice of law provisions. Federal and state courts within the State of New York will have exclusive jurisdiction over all disputes between the Parties hereto arising out of or relating to this Settlement Agreement. In connection with any such dispute, each of the Parties consents to and agrees to submit to the jurisdiction and venue of federal and state courts within the State of New York, and waives, and agrees not to assert, any claim that (i) such Party is not personally subject to the jurisdiction or venue of such courts, (ii) such Party and such Party’s property is immune from any legal process issued by such courts, or (iii) any litigation commenced in such courts is brought in an improper venue or inconvenient forum. The other Settlement Documents shall be governed by and construed in accordance with the laws of the State of Delaware.

25)	Tax Treatment. Each party hereto shall be responsible for determining its own tax treatment with regard to the transactions hereunder and under the Settlement Documents.

Remainder of Page Intentionally Left Blank; Signature Page to Follow

IN WITNESS WHEREOF, the parties have executed this Settlement Agreement by their signatures below:

Puritan Partners LLC:

By:  /s/ Richard Smithline

Name: Richard L. Smithline

Title: Managing Member

Dated: August 13, 2026

Email: rs@centrecourtam.com

Address: 4 Puritan Road, Rye, NY 10580

Carmell Regen Med Corporation:

By: /s/ Bryan J. Cassaday

Name: Bryan J. Cassaday

Title: Chief Financial Officer

Dated: August 13, 2026

Email: bcassaday@healthxage.com

Address: 2403 Sidney St., Suite 300, Pittsburgh, PA 15203

Longevity Health Holdings, Inc.:

By: /s/ Bryan J. Cassaday

Name: Bryan J. Cassaday

Title: Chief Financial Officer

Dated: August 13, 2026

Email: bcassaday@healthxage.com

Address: 2403 Sidney St., Suite 300, Pittsburgh, PA 15203